SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                                 FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported): July 11, 1997

                   RWB MEDICAL INCOME PROPERTIES 1
                         LIMITED PARTNERSHIP
       (Exact name of Registrant as Specified in its Charter)


     Louisiana                           2-92396             72-1007233
(State or other Jurisdiction of  (Commission File Number)  (IRS Employer
Incorporation or Organization)                             Identification No.)


       RWB Medical Income Properties 1 Limited Partnership
                 7000 Central Parkway, Suite 850
                         Atlanta, Georgia                      30328
           (Address of principal executive offices)          (Zip Code)


  Registrant's telephone number, including area code: (770) 668-1080



  (Former name or former address, if changed since last report)

 ITEM 5.  OTHER EVENTS.

     On July 11, 1997 RWB Medical Income Properties 1 Limited Partnership (the "Partnership") distributed to its partners of record on that date the amount of $2,518,450.00, or $110.00 per Unit, out the Partnership's assets. This distribution was made in connection with the Partnership's planned liquidation as described in its Current Report on Form 8-K filed February 18, 1997, and represented an accelerated partial (approximately 70%) payment of funds scheduled for distribution in March 1998 under that plan. The Partnership intends to distribute in March 1998 the balance of the distribution scheduled ($48.00 per Unit) and to reevaluate its cash requirements and need for reserves at that time to assess whether an additional amount will be distributed. The Partnership intends otherwise to liquidate in accordance with the planned schedule.


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf this 18th day of July, 1997 by the undersigned hereunto duly authorized.


                                   RWB MEDICAL INCOME
                                   PROPERTIES 1 LIMITED
                                   PARTNERSHIP


                                   By:  /s/ John H. Stoddard
                                        John H. Stoddard
                                        President
                                        RWB Management Corp.
                                        Managing General Partner